UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2018

PIER 1 IMPORTS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-07832	75-1729843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Pier 1 Place Fort Worth, Texas		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code 817-252-8000

                    N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2018, Pier 1 Imports, Inc. (the “Company”), through its subsidiary Pier 1 Imports (U.S.), Inc. (collectively with Pier 1 Imports, Inc. and other subsidiaries as guarantors, the “Borrower”), as the Borrower, entered into a First Amendment to the Second Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent and collateral agent, Pathlight Capital Fund I LP, as ABL term loan agent (the “ABL Term Loan Agent”), and the lenders party thereto (the “First Amendment”), which amends that certain Second Amended and Restated Credit Agreement dated as of June 2, 2017 (the “Existing Revolving Credit Agreement”) with Bank of America, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Bank, National Association as joint lead arrangers and joint lead bookrunners, and various other agents and the lenders party thereto (the Existing Revolving Credit Agreement, as amended by the First Amendment, the “Revolving Credit Agreement”). Capitalized terms used herein without definition are used as defined in the Revolving Credit Agreement.

Pursuant to the First Amendment, the Existing Revolving Credit Agreement has been amended to, among other things:

(i)
Provide for a $15.0 million first-in, last-out term loan (the “FILO Loan”), subject to a borrowing base, which bears interest at either the adjusted LIBOR rate plus 300 basis points per annum or the prime rate plus a spread varying from 25 to 50 basis points per annum, depending on the amount then borrowed under the Revolving Credit Facility.

(ii)
Provide for a $35.0 million term loan (the “ABL Term Loan”), subject to a borrowing base, which bears interest at the adjusted LIBOR rate plus 800 basis points per annum, and which will amortize in equal quarterly installments of 1.25% of the original principal amount thereof commencing on June 30, 2020.

The maturity date of each of the FILO Loan and the ABL Term Loan is June 2, 2022; provided that the maturity of the ABL Term Loan shall automatically be extended to a date no later than December 14, 2024 to the extent the maturity of the Revolving Credit Loans under the Revolving Credit Agreement are similarly extended.

The proceeds of the FILO Loan and the ABL Term Loan, each of which were borrowed on December 14, 2018, will be used for working capital, to finance capital expenditures and for general corporate purposes.

The Revolving Lenders under the Existing Revolving Credit Agreement will remain as Revolving Lenders under the Revolving Credit Agreement.  The Revolving Commitments under the Revolving Credit Agreement will remain at $350.0 million and will remain subject to the same pricing and maturity as under the Existing Revolving Credit Agreement.

Item 2.02	Results of Operations and Financial Condition.

On December 19, 2018, the Company issued a press release announcing its financial results for the third quarter ended December 1, 2018. A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in this Current Report pursuant to this “Item 2.02 Results of Operations and Financial Condition” is being furnished. The information in this Item of Form 8-K and on Exhibit 99.1 attached hereto shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) above is hereby incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2018, Alasdair James, President and Chief Executive Officer and a member of the Board of Directors (the “Board”) of the Company, resigned from all positions with the Company. Mr. James’s decision to resign was not related to a disagreement with the Company over any of its operations, policies or practices. In connection with Mr. James’s resignation the Board of Directors, upon the recommendation of the Compensation Committee, authorized the vesting of 71,633 shares of restricted common stock provided to Mr. James upon his employment as an inducement grant, conditioned upon receipt of the release contemplated by the Executive Severance Agreement (the “Executive Severance Agreement”) between Mr. James and the Company dated March 30, 2017, which was attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2017, the terms and conditions of which are incorporated herein by reference. In all other regards the financial arrangements associated with Mr. James’s resignation will be as provided in the Executive Severance Agreement for a termination of employment “without cause.”

On December 18, 2018, the Board elected Cheryl A. Bachelder, age 62, a director of the Company, as interim Chief Executive Officer.

Ms. Bachelder has served as a director of the Company since 2012. Ms. Bachelder most recently served as chief executive officer of Popeyes Louisiana Kitchen, Inc., from 2007 to 2017, a quick service restaurant with more than 2,600 locations worldwide. Ms. Bachelder currently serves on the board of US Foods Holding Corp since her appointment in October of 2018, and served on the board of Popeyes Louisiana Kitchen, Inc. from November 2006 to March 2017, and on the board of True Value Corporation from July 2006 through February 2013.

There are no transactions between Ms. Bachelder and the Company that would be reportable under Item 404(a) of Regulation S-K.

In her role as Interim Chief Executive Officer, Ms. Bachelder will receive an annual base salary of $1,100,000, payable in accordance with regular payroll procedures. While serving as Interim Chief Executive Officer, Ms. Bachelder will continue to receive a $150,000 annual retainer payable for service as a director. She will not participate in the Company’s short-term or long-term incentive programs for executive officers.

As an inducement to serve as the Interim Chief Executive Officer, Ms. Bachelder will receive a grant of restricted stock consisting of 729,927 shares having a value of $1,000,000 as of December 18, 2018 (based on the 30-day trailing average closing price of Pier 1 Imports, Inc. common stock), with such grant to be made concurrently with the filing of a Registration Statement on Form S-8 with respect to such shares.  The grant will vest ratably on the first, second and third anniversaries of the date of grant, subject to Ms. Bachelder’s continuing service as an officer or director of the Company.

Ms. Bachelder continues to serve as a member of the Board of Directors. Effective upon her appointment as Interim Chief Executive Officer, Ms. Bachelder resigned her position as Chair and as a member of the Compensation Committee of the Board of Directors.

A copy of the Company's press release regarding these events is being furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

    (d)  Exhibits.

99.1	Press release dated December 19, 2018, announcing the Company’s financial results for the third quarter ended December 1, 2018.

99.2	Press release dated December 19, 2018, announcing the appointment of Cheryl A. Bachelder as Interim Chief Executive Officer and the Company’s evaluation of strategic alternatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: December 19, 2018	By:	/s/ Nancy A. Walsh
Nancy A. Walsh, Executive Vice President and Chief Financial Officer